UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008

STERLING MINING COMPANY
(Exact name of registrant as specified in its charter)

000-51669
Commission File No.

Idaho	82-0300575
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

2201 Government Way, Suite E. Coeur d'Alene Idaho 83814
(Address of Principal Executive Offices)

(208) 666–4070
(Registrant’s Telephone Number)

Not Applicable
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant

On September 11, 2008, Williams & Webster, P.S. (the “Accountant”), the independent accountant for Sterling Mining Company engaged to audit the financial statements for each of the two fiscal years ended December 31, 2007, resigned as Sterling Mining’s independent accountant.

Sterling Mining’s management represents as follows:

(a)       The Accountant’s report on the financial statements of Sterling Mining for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to audit scope, accounting principles, or uncertainties, except for an adverse opinion regarding Sterling Mining’s internal control over financial reporting as of December 31, 2007. The Accountant’s report on internal control over financial reporting as of December 31, 2007, listed material weaknesses consisting of ineffective oversight of financial reporting; lack of appropriate accounting policies, procedures and personnel; deficient procedures for accounting for investments; deficient journal entry documentation and procedures; and deficient implementation of procedures by management with respect to assessment of internal control over financial reporting as of December 31, 2007.

(b)       During Sterling Mining’s two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Accountant would have caused it to make reference to the subject matter of the disagreement in its reports.

(c)       During the two most recent fiscal years and the subsequent interim period through the date of resignation there were no "reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the Accountant’s report and advice to Sterling Mining regarding internal controls necessary for the development of reliable financial statements. The Accountant identified material weaknesses in internal controls over financial reporting as of December 31, 2007, listed in paragraph (a) above, and an additional material weakness as of June 30, 2008, with respect to in ineffective communication, ineffective oversight, and lack of control over the operations of Sterling Mining’s foreign subsidiary in Mexico that resulted in an employee of the foreign subsidiary misappropriating the assets of the foreign operation. The material weaknesses have been discussed by the Audit Committee of Sterling Ming with the Accountant. The Accountant is authorized to respond fully to the inquiries of the successor accountant concerning the subject matter of the material weaknesses in internal control over financial reporting.

Sterling Mining has provided the Accountant with a copy of the disclosures it is making in this report and has requested that the Accountant furnish a letter addressed to the Commission stating whether it agrees with the statements made by Sterling Mining. A copy of this letter is filed with this report as Exhibit 16.1.

Sterling Mining is now beginning the process of seeking and engaging a successor accountant. No successor accountant has been selected or engaged.

Item 9.01	Financial Statements and Exhibits

The following are filed as exhibits to this report:

Exhibit No.	Description of Document

16.1	Letter from Williams & Webster, P.S.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Dated: September 17, 2008	By:	/s/ James N. Meek
James N. Meek, Vice-President and Chief Financial Officer